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                                                                    Exhibit 10.1

                       LICENSE AND DISTRIBUTION AGREEMENT

     THIS LICENSE AND DISTRIBUTION AGREEMENT is made as of December 31, 1999 (the "Effective Date") by and between ShowCase Corporation, a Minnesota corporation having its principal place of business at 4131 Highway 52 North, Suite G111, Rochester, MN 55901-3144 ("ShowCase") and IntraNet Solutions Inc., a Minnesota corporation having its principal place of business at 8091 Wallace Road, Eden Prairie, MN 55344-2224 ("IntraNet Solutions").

                                    Recitals

     A. IntraNet Solutions has developed and distributes certain software products, including the Xpedio Content Server, Xpedio ReportSite and Xpedio Content Publisher (as further defined herein, the "Licensed Software") for the NT/Unix server platform.

     B. ShowCase distributes certain software products for the AS400 server platform (as further defined herein, the "ShowCase Products").

     C. ShowCase desires to have a license to distribute a version of the Licensed Software integrated with the ShowCase Products (as further defined herein, the "Integrated Package") and, if ShowCase deems market acceptance of an AS400 version likely, to develop and distribute an AS400 version of the Licensed Software (as further defined herein, the "AS400 Version").

     D. ShowCase also desires to have a license to distribute the Licensed Software as a separate product, independent of the ShowCase Products.

     E. IntraNet Solutions is willing to grant such licenses to ShowCase subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual premises and covenants hereinafter set forth, the parties agree as follows:

ARTICLE 1: DEFINITIONS

     For purposes of this Agreement, the following words shall have the following meanings:

     1.1 Affiliate. "Affiliate" means, with respect to each party, any majority-owned subsidiary of that party, any corporation of which that party is a majority-owned subsidiary (the party's "parent corporation"), and any other majority-owned subsidiary of that party's parent corporation.

     1.2 AS400 Version. "AS400 Version" means the AS400 version of the Licensed Software created by or for ShowCase pursuant to the development license granted in Section 3.2 hereof.
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     1.3 End-User. "End-User" means a customer of ShowCase or any of its
Subdistributors to whom ShowCase or its Subdistributors sublicense the Licensed Software and/or the Ported Products for use in such customer's business and not for resale.

     1.4 End-User Sublicense Agreement. "End-User License Agreement" means the form of agreement to be entered into between ShowCase (and/or its Subdistributors) and each End-User, which grants the End-User the right and license to use the Licensed Software and/or the Ported Products.

     1.5 Integrated Package. "Integrated Package" means a software solution consisting of the Licensed Software integrated with ShowCase Products (which ShowCase Products run on an AS400 system). The development of the Integrated Package does not require the modification of the Licensed Software.

     1.6 IntraNet Solutions Documentation. "IntraNet Solutions Documentation" means the written end user documentation, developers' guides, training materials, marketing materials and other collateral materials associated with the Licensed Software, including all updates or modifications thereto.

     1.7 Licensed Software. "Licensed Software" means collectively the object code version of the XCS, XRS and XCP, and all Updates thereto, but not including any Third Party Software embedded therein.

     1.8 Modification Materials. "Modification Materials" means the then-current source and object code, technical information and documentation, a listing of all development tools and third party software necessary in order to modify and support the Licensed Software, and all other documentation and materials necessary in order to modify and support the then-current versions of the Licensed Software.

     1.9 Ported Products. "Ported Products" means the Integrated Package and the AS400 Version.

     1.10 ShowCase Modifications. "ShowCase Modifications" means all the source and object code for all bug fixes, corrections, additional or follow on capabilities, modules, releases, or other modifications to the Licensed Software, including without limitation the AS400 Version, made by or for ShowCase as a result of the development license granted in Section 3.2 hereof; provided, however, that the term "ShowCase Modifications" shall not include the source and object code for any fixes or corrections to the Licensed Software that are not unique to the AS400 Version.

     1.11 ShowCase Products. "ShowCase Products" means all software products distributed by ShowCase as part of the ShowCase(R) STRATEGY(TM) product line, including all new versions and replacement products therefor.

     1.12 Subdistributors. "Subdistributor" means any of ShowCase's Affiliates or third

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party partners, including, but not limited to, resellers, distributors, and companion product partners, to whom ShowCase sublicenses the rights granted to ShowCase under Section 2.1 of this Agreement.

     1.13 Subdistributor Agreement. "Subdistributor Agreement" means the form of agreement to be entered into between ShowCase and its Subdistributors, which grants the Subdistributor the right to market, promote, distribute, support and maintain the Licensed Software and/or the Ported Products as permitted hereunder.

     1.14 Third Party Software. "Third Party Software" means all commercially available software licensed by IntraNet Solutions from a third party that is necessary in order for an end-user customer to use the Licensed Software. Schedule A contains a listing of the Third Party Software as of the Effective Date, and such Schedule shall be modified by the parties if and when additional Third Party Software is necessary.

     1.15 Updates. "Updates" means all bug fixes, corrections, additional or follow on capabilities, modules, releases or other modifications to, or replacements for, the Licensed Software, excluding all ShowCase Modifications. The foregoing notwithstanding, the term "Updates" shall only include those additional or follow on capabilities, modules, releases and modifications to the Licensed Software developed by or for IntraNet Solutions that add value to the content management functionality (in the case of XCS), to the report parsing functionality (in the case of XRS) and the content publishing functionality (in the case of (XCP), so that, for example, if IntraNet Solutions were to develop a customer self-help module, that module would not be treated as an Update.

     1.16 XCS. "XCS" means the Xpedio Content Server product for all non-AS400 server platforms (including, without limitation, the NT/Unix server platform), and including all Updates and replacement products therefor.

     1.17 XRS. "XRS" means the Xpedio Report Server product for all non-AS400 server platforms (including, without limitation, the NT/Unix server), and including all Updates and replacement products therefor.

     1.18 XCP. "XCP" means the Xpedio Content Publisher product for all non-AS400 server platforms (including, without limitation, the NT/Unix server), and including all Updates and replacement products therefor.

ARTICLE 2: GRANT OF LICENSE AND RESTRICTIONS

     2.1 Distribution License. Subject to the terms and conditions of this Agreement, for the term of this Agreement and any "wind-down" period (as described in Section 10.3 hereof) IntraNet Solutions grants to ShowCase a worldwide license to use, copy, display, distribute, market, promote, maintain and support (a) the Licensed Software on a nonexclusive basis, and (b) the Licensed Software included in the Ported Products on an exclusive basis. The foregoing license permits ShowCase to grant any Affiliate and/or Subdistributors a sublicense to do the

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same (i.e. market, distribute, promote, maintain and support the Licensed
Software and the Licensed Software included in the Ported Products as described herein) pursuant to a Subdistributor Agreement; provided, that notwithstanding any contrary terms in this Agreement, all use of the Licensed Software internally by Affiliates and/or Subdistributors for marketing, support, maintenance and related purposes pursuant to such a sublicense shall be royalty-free and no Affiliate or Subdistributor shall be obligated to pay Maintenance Fees with respect to the internal use licenses. Each Subdistributor Agreement shall contain terms, conditions and restrictions consistent with the terms, conditions and restrictions of this Agreement and shall be at least as protective of IntraNet Solutions intellectual property rights as the terms and conditions of this Agreement. ShowCase, its Affiliates and/or Subdistributors shall distribute the Licensed Software and the Licensed Software included in the Ported Products to End-Users pursuant to an End-User Sublicense Agreement that contains terms, conditions and restrictions consistent with the terms, conditions and restrictions of this Agreement, and terms that are at least as protective of IntraNet Solutions intellectual property rights as the terms and conditions of this Agreement and IntraNet Solutions' own form of end user agreement. Such End-User Agreement may be in the form of a shrinkwrap, clickwrap or other appropriate form of written agreement.

     2.2 Internal Use License. Subject to the terms and conditions of this Agreement, IntraNet Solutions hereby grants to ShowCase and its Affiliates a worldwide, nonexclusive, perpetual (except as provided in Section 10), license to use, copy, display and distribute the Licensed Software (including all Updates thereto) and the Licensed Software included in the Ported Products for their internal business use. IntraNet Solutions agrees that the internal use licenses granted in this Section 2.2 shall be royalty-free. Except as set forth in Section 10 of this Agreement, neither ShowCase nor its Affiliates shall be obligated to pay Maintenance Fees with respect to the internal use licenses.

     2.3 No ASP Service Permitted. Notwithstanding anything to the contrary set forth in this Agreement, neither ShowCase nor any of its sublicensees, including, without limitation its Subdistributors and End-Users, shall have the right to use or sublicense others to use the Licensed Software for any dial-up, remote access, interactive or other on-line service (for example, an ASP service) unless specifically authorized by IntraNet Solutions in writing.

     2.4 Restrictions. Subject to the permitted use of the Licensed Software and Modifications Materials by third parties as expressly described in Section 3.2, ShowCase shall not knowingly permit any third party to, modify, reverse engineer, decompile or disassemble the Licensed Software; provided, however, that ShowCase shall not be in breach of this provision if and to the extent that
(a) this prohibition is expressly overridden by applicable law and (b) a third party performs any of these acts in accordance with such law. Permitted copies of the Licensed Software in whatever form shall reproduce copyright notices, restrictive rights legends, proprietary notices and other notices as contained therein, provided that ShowCase may private label the Licensed Software as described in Section 2.8 below. The Ported Products shall contain appropriate copyright notices, restrictive rights legends, proprietary notices and other notices as mutually agreed to by the parties, such as a copyright notice in the start-up or "About" screen of the AS400 Version indicating that portions of the product include technology used under license from IntraNet Solutions. Such notices may include the IntraNet Solutions name and the logos

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and trademarks associated with the Licensed Software as described in Section 2.8 below. Before marketing the Ported Products, ShowCase shall obtain IntraNet Solutions' written approval of such notices, which approval shall not be unreasonably delayed or withheld. If IntraNet Solutions does not approve or object to such notices within ten (10) days of its receipt of sufficient information to permit such review, IntraNet Solutions shall be deemed to have approved such notices.

     2.5 Ownership. ShowCase hereby acknowledges that IntraNet Solutions retains all right, title and interest in and to the copyrights and other intellectual property rights in the Licensed Software, the Modification Materials, and the IntraNet Solutions Documentation, except for the rights expressly granted herein. ShowCase shall retain all right, title and interest in and to the copyrights and other intellectual property rights in the ShowCase Products and ShowCase Modifications. Each party shall bear the cost of registering and maintaining its own copyrights and other applicable intellectual property rights as described hereunder, and each party agrees to cooperate with the other party as reasonably needed to protect such rights.

     2.6 Delivery. IntraNet Solutions shall deliver to ShowCase upon execution of this Agreement, a CD-ROM(s) containing the distributable portion of the code for all currently released versions and releases of the Licensed Software. IntraNet Solutions shall deliver to ShowCase on or before January 31, 2000 (a) the Modification Materials (including, without limitation, the source code), and
(b) all available related IntraNet Solutions Documentation. Thereafter, from time to time during the term of this Agreement and as soon as commercially available, IntraNet Solutions shall deliver to ShowCase as applicable: (a) a CD-ROM(s) containing each Update to the Licensed Software, (b) a CD-ROM(s) containing all new or revised Modification Materials, and (c) a CD-ROM containing all new or revised IntraNet Solutions Documentation. In addition, IntraNet Solutions shall deliver to ShowCase a CD-ROM(s) containing the source and object code for the Licensed Software (including each Update) as soon as the distributable version of such code is released to beta. All such CD-ROMs shall permit ShowCase to copy the Licensed Software, Modification Materials and IntraNet Solutions Documentation thereon as necessary in order to exercise the rights granted to it hereunder.

     2.7 Documentation and Marketing Materials. ShowCase shall be able to copy, modify, create derivative works of, display and distribute the IntraNet Solutions Documentation as reasonably needed to use, support, maintain, market and distribute the Licensed Software and Ported Products, as permitted hereunder. ShowCase shall own all rights, title and interest in and to the copyrights and other intellectual property rights in the modifications to the IntraNet Solutions Documentation it creates.

     2.8 Trademarks. ShowCase may, at its option, private label the Ported Products with ShowCase's trademarks and tradenames. IntraNet Solutions also acknowledges and agrees that ShowCase may, at its option, use the IntraNet Solutions name and trademarks associated with the Licensed Software in the Ported Products, all related documentation and the promotion thereof. IntraNet Solutions hereby grants to ShowCase a nonexclusive and royaltyfree license to use the IntraNet Solutions trademarks associated with or related to the Licensed Software solely in

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connection with the distribution, promotion, advertising and maintenance of the
Licensed Software and Ported Products as permitted hereunder. All such IntraNet Solutions trademarks shall be used by ShowCase in accordance with IntraNet Solutions' standards, specifications and instructions. ShowCase shall obtain IntraNet Solutions' prior written approval before using any of its trademarks in any marketing materials, packaging, software screens, user documentation or in any other materials not supplied by IntraNet Solutions, which approval may be withheld in IntraNet Solutions' sole and absolute discretion. For convenience, ShowCase may submit "standard" artwork or other materials to IntraNet Solutions for approval for ongoing use by ShowCase within the guidelines established in the document granting such approval. IntraNet Solutions shall approve or reject materials submitted for approval under this Section 2.8 within ten (10) days of IntraNet Solutions' receipt of such materials. If IntraNet Solutions does not notify ShowCase in writing of its rejection of the materials within such ten
(10) day period, IntraNet Solutions shall be deemed to have approved the materials. If IntraNet Solutions rejects the materials, IntraNet Solutions shall inform ShowCase of the reason and work with ShowCase to create mutually acceptable materials. ShowCase is not granted any right, title or interest in such trademarks other than the foregoing limited license. If ShowCase markets the Licensed Software as a separate product, rather than as part of the Ported Products, ShowCase shall market it under the IntraNet Solutions name and trademarks, rather than a private label.

     2.9 Non-Compete. IntraNet Solutions shall not during the term of this Agreement directly or indirectly (i.e., through third parties including, but not limited to, resellers, distributors and companion product partners) develop, market, promote, sell, license or otherwise distribute any version or form of the Licensed Software for use on the AS400 server platform.

     2.10 Licensing of Third Party Software. During the term of this Agreement, IntraNet Solutions hereby grants ShowCase the right to license for distribution in connection with the Licensed Software and the Ported Products, as applicable, the Third Party Software on the same terms and conditions as IntraNet Solutions licenses such Third Party Software from the distributor and/or developer thereof; provided, however, that if IntraNet Solutions does not have the right to grant such a sublicense under its own license for Third Party Software, then ShowCase shall obtain the necessary license directly from the vendor of that Third Party Software. The terms under which ShowCase may obtain any Third Party Software from IntraNet Solutions pursuant to this Section 2.10 (to the extent they exist as of the Effective Date and subject to any price changes to IntraNet Solutions) shall be listed on Schedule A. The parties acknowledge and agree that ShowCase is not required to distribute and license, nor require any customers who obtain the Licensed Software from ShowCase or its Subdistributor to license and obtain, any Third Party Software from IntraNet Solutions. Rather, ShowCase may obtain the Third Party Software directly from the developer and/or vendor thereof. After the Effective Date, to the extent it can do so without prejudicing its own negotiations with the vendor, IntraNet Solutions shall use commercially reasonable efforts to acquire the right to sublicense Third Party Software to ShowCase on the same terms IntraNet Solutions licenses the Third Party Software from the vendor.

     2.11 Minimum Royalties. Notwithstanding the terms of Section 2.1 and 2.9 above, if the total aggregate amount of the royalties and fees paid or payable to IntraNet Solutions

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pursuant to Sections 5.2, 5.3 and 5.6 does not meet the Minimum Amount stated in the table below for a particular fiscal year, then ShowCase may elect to (a) remit the shortfall to IntraNet Solutions within sixty (60) days after the end of the applicable fiscal year, and all such payment amounts shall constitute prepaid royalties and be added to the balance of the Royalty Credit described in
Section 5.1; (b) give IntraNet Solutions written notice that it desires to convert its development license to the Licensed Software from exclusive to non-exclusive, in which case IntraNet Solutions shall be released from its non-compete obligations under Section 2.9 and will be free to directly or indirectly develop, market, promote, sell, license or otherwise distribute any version or from of the Licensed Software for use on the AS400 server platform;
or (c) terminate this Agreement pursuant to Section 10.2(c) hereof. This Section
2.11 does not grant IntraNet Solutions any rights, licenses or ownership interest in and to the Ported Products (except the Licensed Software included therein).

         -------------------------------- ---------------------------------
         Fiscal Year                      Minimum Amount
         -------------------------------- ---------------------------------
         April 1, 2001-March 31, 2002     ###
         -------------------------------- ---------------------------------
         April 1, 2002-March 31, 2003     ###
         -------------------------------- ---------------------------------
         Each fiscal year thereafter      ###
         -------------------------------- ---------------------------------

     2.12 Termination of Non-AS400 License. Notwithstanding the terms of Section 2.1, if (a) IntraNet Solutions is acquired by a third party (whether by purchase of its stock or substantially all of its assets), or merges with a third-party that becomes the successor entity, or otherwise comes under the control of a third party and (b) this Agreement is assigned to such third party as permitted in Section 13.2, then such third party shall have an option to terminate the distribution license granted to ShowCase in Section 2.1 solely with respect to the Licensed Software as a separate product and as part of the Integrated Package, and not with respect to the Licensed Software as included in the AS400 Version, provided that it gives two (2) years' written notice of such termination to ShowCase within ninety (90) days after the completion of the acquisition of IntraNet Solutions. Nothing in this Section 2.12 shall affect ShowCase's right and licenses granted hereunder to the Licensed Software that is included in the AS400 Version, and IntraNet Solutions shall have the obligation to continue to deliver the Modification Materials to ShowCase as described in this Agreement in order for ShowCase to exercise the development license for the AS400 Version granted in Section 3.2 hereof, and ShowCase shall continue to have the right to use, modify and distribute the Licensed Software included in the AS400 Version as provided in this Agreement. Furthermore, if and when ShowCase's distribution license to the Licensed Software as a separate product as part of the Integrated Package is terminated pursuant to this Section 2.12, then ShowCase shall have no obligation to meet the Minimum Amount requirement in any fiscal year notwithstanding any contrary terms in Section 2.11. Because ShowCase is entitled to two (2) years written notice of termination under this Section 2.12, there shall be no "wind-down" period (as that term is used in section 10.3(b)).

----------
### Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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ARTICLE 3: DEVELOPMENT ACTIVITIES AND SOURCE CODE

     3.1 Development. ShowCase shall be primarily responsible for the integration of the ShowCase Products with the Licensed Software, and, if ShowCase deems market acceptance of the AS400 Version likely, for the development of the AS400 Version; provided, however, that IntraNet Solutions shall give ShowCase reasonable technical assistance necessary in order to assist ShowCase with the integration of the ShowCase Products with the Licensed Software and the development of the AS400 Version. Such technical assistance shall include, without limitation, reasonable extended access via telephone and email to IntraNet Solutions development staff. IntraNet Solutions acknowledges and agrees that ShowCase shall have no obligation hereunder to develop the Ported Products. Unless the parties agree otherwise in writing, each party will be responsible for its own costs related to the development efforts pursuant to this Section 3.1.

     3.2 Development License. Subject to the terms and conditions of this Agreement, for the term of this Agreement and any "wind-down" period (as described in Section 10.3), IntraNet Solutions grants to ShowCase a worldwide, nonexclusive, royalty-free license to modify the Modification Materials solely for the purpose of creating the ShowCase Modifications (including without limitation the Ported Products) and integrating the ShowCase Products with the Licensed Software. ShowCase may copy, use, display, modify and distribute any Licensed Software included in such ShowCase Modifications in accordance with the license rights expressly granted to ShowCase under this Agreement, including
Section 2.1. ShowCase may copy, reproduce or otherwise duplicate the source code of the Licensed Software, or any part thereof, in any form and on any media as necessary to exercise its rights granted hereunder, subject to the terms and conditions of this Agreement. Under no circumstances shall ShowCase disclose the source code or any other Modification Materials to any of its Affiliates, Subdistributors or other third-parties, except third party contractors that are performing work on behalf of ShowCase and who are bound by a reasonable non-disclosure agreement.

     3.3 Changes to Licensed Software. ShowCase shall have the right to have input into IntraNet Solutions' product development plans for the Licensed Software. At least once a year, appropriate representatives of the parties shall meet to discuss the on-going development of the Licensed Software and related matters.

     3.4 Development Coordination. IntraNet Solutions and ShowCase will each appoint individuals to serve as a Partner Manager, who will be responsible for the general overall development activities of the parties hereunder, and a Technical Interface, who will be responsible for the technical aspects of the development activities of the parties hereunder. The Partner Managers and Technical Interfaces will serve as the focal point for all communications related to the development activities of the two companies hereunder.

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ARTICLE 4: TRAINING AND SOFTWARE MAINTENANCE SERVICES

     4.1 Training. IntraNet Solutions will provide up to ### days of initial development/support training in the use of the Licensed Software to up to ### employees and agents of ShowCase. In addition, during the term of this Agreement, IntraNet Solutions will provide training in the use of new releases of the Licensed Software for up to ### employees or agents of ShowCase through IntraNet Solutions regularly scheduled classes. Also, IntraNet Solutions will provide up to ### days of marketing and sales training support to ShowCase employees and agents in order to assist ShowCase in positioning collateral creation, presentations creation, demonstration creation and the like. All of the foregoing training will be provided at no charge to ShowCase; provided, however, that ShowCase will pay the travel and living expenses of the ShowCase personnel who attend such training. Additional training beyond the amounts stated above will be provided by IntraNet Solutions to agents and employees of ShowCase at the standard fee charged by IntraNet Solutions to its preferred customers for such training.

     4.2 Support and Maintenance. ShowCase and/or its Subdistributors shall provide ### support (i.e., ###) for the Licensed Software and the Ported Products that they distribute. IntraNet Solutions shall have no responsibility to provide any ### support for the Licensed Software or the Ported Products distributed by ShowCase or its Subdistributors, and shall refer all requests for such support to ShowCase. IntraNet Solutions shall provide to ShowCase's support personnel (regardless of the locations of such personnel) all ### support (i.e., ###) necessary in order for ShowCase to provide such ### support. Notwithstanding anything to the contrary herein, IntraNet Solutions shall have no obligation to provide any support to ShowCase or any third party for any ShowCase Modifications. In addition, IntraNet Solutions shall provide to ShowCase at no charge all Updates to the Licensed Software as soon as they become commercially available.

ARTICLE 5: COMPENSATION

     5.1 Prepaid Royalty. ShowCase shall pay to IntraNet Solutions a one-time payment of ### on or before December 31, 1999. Such payment shall entitle ShowCase to receive a prepaid royalty credit ("Royalty Credit") equal to ###, which will be applied against the royalties due to IntraNet Solutions under
Section 5.2 hereof. Upon the execution of this Agreement, ShowCase shall also receive a Royalty Credit equal to ### representing a refund of amounts paid to IntraNet Solutions for IntraNet Solutions software licensed but not used by ShowCase and no longer need by ShowCase in light of this Agreement. Accordingly, after payment of the one-time payment, ShowCase will have a total Royalty Credit equal to ###. In addition, the Royalty Credit may increase from time to time as described in Section 2.11.

     5.2 Royalties. As payment in full for the rights and licenses granted to ShowCase hereunder, ShowCase shall pay to IntraNet Solutions the royalties set forth on Exhibit A attached

----------
### Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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

hereto.

     5.3 Third Party Software. At the same time that ShowCase pays IntraNet Solutions the royalties payable under Section 5.2, ShowCase shall pay to IntraNet Solutions the applicable royalty rate set forth on Schedule A for each copy of the Third Party Software that ShowCase licenses from IntraNet Solutions and distributes in conjunction with the Licensed Software and/or Ported Products. The parties acknowledge that ShowCase shall only be required to pay royalties to IntraNet Solutions on copies of the Third Party Software actually licensed and obtained from IntraNet Solutions; ShowCase shall pay directly to the applicable developer and/or reseller for all Third Party Software licensed by ShowCase directly from such developer and/or reseller.

     5.4 Payment Terms and Reports. ShowCase shall pay all royalties due and payable to IntraNet Solutions during the previous quarter (ending on March 31, June 30, September 30 and December 31 of each year) pursuant to Section 5.2 within forty-five (45) days after the end of such quarter. All such royalties are payable in U.S. dollars. With all such payments, ShowCase shall provide reports to IntraNet Solutions detailing all royalties payable and the basis for the determination of such fees.

     5.5 Records. ShowCase shall keep complete and accurate records relating to its use and marketing of the Licensed Software in accordance with standard business practices in the computer industry and generally accepted accounting principles. To assure compliance with the payment and reporting requirements of this Agreement, IntraNet Solutions or its independent auditors may inspect ShowCase's applicable records from time to time, but no more frequently than once per year. In the event any inspection of ShowCase's records indicates an underpayment of an amount equal to or greater than ### of any amounts due hereunder, ShowCase shall promptly reimburse IntraNet Solutions for all reasonable expenses associated with such inspection along with the deficient amounts.

     5.6 Maintenance Fee. As payment in full for the maintenance and support services described in Sections 4.2, and for the right to distribute all Updates to the Licensed Software without payment of any additional royalty to IntraNet Solutions, ShowCase will pay to IntraNet Solutions an annual maintenance fee ("Maintenance Fee") equal to ### of the royalties paid or payable to IntraNet Solutions for the Licensed Software and Ported Products pursuant to Section 5.2 (cumulative, life to date), but only for those end-users who have contracted for maintenance/support subscriptions for the Licensed Software and/or Ported Products from ShowCase as of the date of the annual payment. Such annual Maintenance Fee (or pro rata portion thereof) will be payable on or before January 31 for each year (or portion thereof) that this Agreement is in effect; provided, however that ShowCase is not required to make such payment during the first year of this Agreement. Accordingly, the first payment of annual Maintenance Fees due from ShowCase hereunder shall not be due until January 31, 2001. ShowCase shall be entitled to set the prices charged end-user customers for maintenance and support services for the Licensed Software and Ported Products.

----------
### Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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

     5.7 Taxes and Duties. ShowCase shall be solely responsible for and shall pay all taxes, duties, import deposits, assessments and other governmental charges, however designated, which are now or hereafter imposed by any governmental authority or agency that are based on (a) the payment of any amount by ShowCase to IntraNet Solutions pursuant to this Agreement for the Licensed Software, Ported Products or the use thereof, or (b) the import of the Licensed Software or Ported Products if such transaction is international in nature; provided, that ShowCase shall not be responsible for paying any taxes on the income of IntraNet Solutions.

ARTICLE 6: WARRANTIES AND REPRESENTATIONS

     6.1 Limited Performance Warranty. IntraNet Solutions represents and warrants that the Licensed Software (including all Updates and Enhancements) will substantially conform to the applicable IntraNet Solutions Documentation.

     6.2 Year 2000 Warranty. IntraNet Solutions represents and warrants that the Licensed Software: (a) are designed to be used prior to, during and after the calendar year 2000 A.D. (including all leap years), (b) will operate during and after the calendar year 2000 A.D. without error, abnormal ending, or providing invalid or incorrect results relating to date data, specifically including any error, abnormal ending or incorrect results relating to, or the product of date data that represents or references different centuries or leap years, (c) include year 2000 capabilities, including, but not limited to, providing that all date-related user interfaces and data interface functionalities and data fields include an unambiguous indication of century.

     6.3 Other Warranties.

          6.3.1 Traps and Time Bombs. IntraNet Solutions represents and warrants that the Licensed Software and Modification Materials, as delivered to ShowCase, do not contain any computer software code, routines, data or hardware components designed to disable, damage, impair, or erase the Licensed Software, or other software or data, except that the Licensed Software does contain license keys. IntraNet Solutions also warrants that it will provide all necessary license keys for the Licensed Software licensed hereunder in a timely manner.

          6.3.2 Anti-Virus Protection. IntraNet Solutions will take commercially reasonable, industry standard precautions to prevent the transmission of computer viruses to ShowCase in connection with the delivery of the Licensed Programs and the Modification Materials. The foregoing notwithstanding, IntraNet Solutions does not represent or warrant that the Licensed Software or the Modification Materials will be free of computer viruses.

     6.4 Warranty Disclaimer. THE WARRANTIES SET FORTH ABOVE ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     6.5 Limitation on Damages. EXCEPT AS EXPRESSLY PROVIDED HEREIN,

NEITHER PARTY SHALL HAVE ANY LIABILITY OF ANY KIND FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY LOSSES OR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, LOST PROFITS AND LOSS OF DATA, EVEN IF SUCH PARTY SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE BY THE OTHER PARTY OR ANY THIRD PARTY. THIS LIMITATION SHALL NOT APPLY TO EITHER PARTY'S OBLIGATION TO INDEMNIFY THE OTHER UNDER ARTICLE 7 OF THIS AGREEMENT OR TO ANY ACTION ARISING OUT OF A BREACH OF THE NDA.

     6.6 ShowCase Disclaimer. INTRANET SOLUTIONS ACKNOWLEDGES AND AGREES THAT SHOWCASE DISCLAIMS ANY WARRANTY, REPRESENTATION OR GUARANTEE THAT SHOWCASE'S DISTRIBUTION OF THE LICENSED SOFTWARE AS PERMITTED HEREUNDER WILL GENERATE ANY PARTICULAR LEVEL OF ACTUAL SALES OR REVENUE TO INTRANET SOLUTIONS, OR THAT DEVELOPMENT OF THE PORTED PRODUCTS WILL BE COMPLETED WITHIN ANY PARTICULAR TIME PERIOD OR AT ALL, AND SHOWCASE, ITS DIRECTORS, OFFICERS, EMPLOYEES, SUBDISTRIBUTORS, AGENTS AND AFFILIATES SHALL HAVE NO LIABILITY OF ANY KIND OR NATURE (INCLUDING, WITHOUT LIMITATION, DIRECT, INDIRECT, SPECIAL, CONSEQUENTIAL OR ANY OTHER TYPE OF DAMAGES), REGARDLESS OF THE FORM OF ACTION, FOR ANY FAILURE TO DEVELOP (OR ANY DELAY IN THE DEVELOPMENT OF) THE PORTED PRODUCTS, OR ANY FAILURE TO ACHIEVE ANY PARTICULAR LEVEL OF SALES OR REVENUE TO INTRANET SOLUTIONS.

ARTICLE 7: INDEMNIFICATION

     7.1 Indemnification for Infringement.

          7.1.1. Indemnification by IntraNet Solutions. IntraNet Solutions hereby agrees to indemnify, defend and hold ShowCase, its employees, directors, Subdistributors, Affiliates, agents and customers (collectively, "Indemnitees") harmless from any third party suit, claim or other legal action ("Legal Action") including any reasonable costs or legal fees thereby incurred by an Indemnitee, that alleges the Licensed Software, IntraNet Solutions Documentation, Modification Materials, IntraNet Solutions trademarks, or those portions of the Licensed Software included in the Ported Products, in whole or in part (collectively, the "IntraNet Solutions Intellectual Property"), as delivered to ShowCase, or their use by ShowCase or any other Indemnitee as permitted hereunder, infringes any patent, copyright, trade secret, or other intellectual property rights of any third party; provided, however, that the foregoing indemnity shall not apply to the extent any Legal Action arises out of (a) modifications to the IntraNet Solutions Intellectual Property made by any party other than Intranet Solutions or its agents, or (b) the use of the IntraNet Solutions Intellectual Property in conjunction with other software or hardware not provided or recommended for use by IntraNet Solutions. An Indemnitee shall give written notice of any Legal Action to IntraNet Solutions within a reasonable time of such Indemnitee's first knowledge thereof. IntraNet Solutions shall have sole and exclusive control of the defense and settlement of any Legal Action, including the choice and direction of any legal counsel, provided that IntraNet Solutions shall not obligate an Indemnitee in any way (monetarily or otherwise) as part of any settlement of a Legal Action without such Indemnitee's prior written consent, which consent will not be unreasonably withheld. An Indemnitee may not settle or compromise any Legal Action without the written consent of IntraNet Solutions. THE FOREGOING STATES SHOWCASE'S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO CLAIMS OF INFRINGEMENT OF THIRD PARTY PROPRIETARY RIGHTS OF ANY KIND, AND INTRANET SOLUTIONS EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY OF NONINFRINGEMENT.

          7.1.2 Indemnification by ShowCase. ShowCase hereby agrees to indemnify, defend and hold IntraNet Solutions, its employees, directors, distributors, agents and customers (collectively, "Indemnitees") harmless from any third party suit, claim or other legal action ("Legal Action") including any reasonable costs or legal fees thereby incurred by an Indemnitee, that alleges (a) the ShowCase Modifications, or (b) any other unauthorized modifications to the IntraNet Solutions Intellectual Property made by or for ShowCase or Subdistributors, infringes any patent, copyright, trade secret, or other intellectual property rights of any third party; provided, however, that the foregoing indemnity shall not apply to the extent any Legal Action arises out of the IntraNet Solutions Intellectual Property in whole or in part. An Indemnitee shall give written notice of any Legal Action to ShowCase within a reasonable time of such Indemnnitee's first knowledge thereof. ShowCase shall have sole and exclusive control of the defense and settlement of any Legal Action, including the choice and direction of any legal counsel, provided that ShowCase shall not obligate an Indemnitee in any way (monetarily or otherwise) as part of any settlement of a Legal Action without such Indemnitee's prior written consent, which consent will not be unreasonably withheld. An Indemnitee may not settle or compromise any Legal Action without the written consent of ShowCase. THE FOREGOING STATES SHOWCASE'S SOLE AND EXCLUSIVE OBLIGATION TO INTRANET SOLUTIONS RELATING TO ANY ALLEGED INFRINGEMENT OF THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS.

     7.2 Indemnification. Except for any Legal Action that arises under Section
7.1 above, ShowCase hereby agrees to indemnify, defend and hold IntraNet Solutions and its employees, agents, officers, directors and resellers (collectively, "IntraNet Solutions Indemnitees") harmless from any Legal Action including any reasonable costs or legal fees thereby incurred by IntraNet Solutions Indemnitees, arising from, or resulting out of or related to any negligence or willful misconduct of ShowCase. IntraNet Solutions shall give written notice of any Legal Action within a reasonable time of IntraNet Solutions Indemnitees' first knowledge thereof. ShowCase shall have sole and exclusive control of the defense of any Legal Action, including the choice and direction of any legal counsel provided that ShowCase shall not obligate IntraNet Solutions Indemnitees in any way (monetary or otherwise) as part of any settlement of the legal action without IntraNet Solutions Indemnitees' written consent. IntraNet Solutions may not settle or compromise any Legal Action without the written consent of ShowCase.

ARTICLE 8: CONFIDENTIALITY

     8.1 Non-Disclosure Agreement. The parties have executed a separate Non-Disclosure Agreement dated as of December 31, 1999, a copy of which is attached hereto as Exhibit B (the "NDA"). The parties each acknowledge and agree that the NDA is in full force and effect and shall apply to their dealings pursuant to this Agreement as if fully set forth in the body of this Agreement. If either party exercises its right under the NDA to terminate the NDA while this Agreement remains in effect, the terms and provisions of the NDA shall survive such termination with respect to the parties' dealings pursuant to this Agreement.

ARTICLE 9: IMPORT AND EXPORT OF PRODUCTS

     9.1 Import Documentation. If applicable, ShowCase shall be responsible for obtaining all licenses and permits required to import the Licensed Software and Ported Products in accordance with applicable laws or regulations of the applicable country. IntraNet Solutions shall provide to ShowCase and its agents in a timely manner all assistance necessary in order for ShowCase to obtain all import licenses and permits as required.

     9.2. Export Regulations. If applicable, IntraNet Solutions shall supply ShowCase on a timely basis with all necessary information and documentation requested by ShowCase for export of the Licensed Software and Ported Products in accordance with U.S. export control laws or regulations.

ARTICLE 10: TERM AND TERMINATION

     10.1 Term. This Agreement shall take effect on the Effective Date and shall continue in force for a period of ten (10) years unless and until terminated pursuant to Section 10.2.

     10.2 Termination. Notwithstanding the provisions of Section 10.1 above, this Agreement may be terminated:

     (a) Upon written notice to the other party, if the that party is in material breach of this Agreement and has failed to cure such breach within thirty (30) days after its receipt of written notice thereof from the non-breaching party (or if the breach is of a type that cannot reasonably be cured within thirty days, if the breaching party has not commenced to cure the breach within said thirty-day period or does not then proceed diligently and continuously to remedy such breach as soon as reasonably possible); or

     (b) Upon written notice to the other party, if an event of Force Majeure that affects the other party's performance continues for more than six
          (6) months;

     (c) Upon thirty (30) days written notice if ShowCase elects to terminate this Agreement as provided in Section 2.11;

     (d) Upon written notice to ShowCase if ShowCase is acquired by, merges with, or comes under the control of a competitor of IntraNet Solutions, provided that such notice must be received by ShowCase within ninety (90) days after IntraNet Solutions receipt of written notice of the date of completion of such acquisition, merger or change of control. For the purposes of this Section 10.2(d) an entity shall be deemed to be a competitor of IntraNet Solutions if it designs, develops, markets, resells, distributes, supports or maintains software with content management, report parsing or content publishing functionality equivalent or similar to the functionality of the Licensed Software in any market except the AS400 market.

     10.3 Rights and Obligations on Termination. In the event of termination of this Agreement for any reason, the parties shall have the following rights and obligations;

     (a) Neither party shall be released from the obligation to make payment of any and all amounts due and payable pursuant to this Agreement, including but not limited to those then due and thereafter to become due.

     (b) ShowCase shall be entitled to a "wind-down" period of two (2) years after termination of this Agreement. During such wind-down period, ShowCase and its Subdistributors may continue to distribute the Licensed Software as a separate product and as part of the Ported Products pursuant to the terms of the Distribution License granted in
          Section 2.1 of this Agreement, and ShowCase shall continue to maintain and support the Licensed Software as separate product and as part of the Ported Products pursuant to the terms of the Development License granted in Section 3.2 of this Agreement; provided, however, that if this Agreement is terminated by IntraNet Solutions pursuant to Section 10.2(a), then during said wind-down period, ShowCase and its Subdistributors may only distribute, support, and maintain the Licensed Software and the Ported Products if and as required under a legally binding agreement executed before the termination of this Agreement.

     (c) The license rights granted to any end-user customer who has licensed the Licensed Software or Ported Products prior to the effective date of such termination (or during the wind-down period described in Section 10.3(b)) shall not be affected by termination of this Agreement.

     (d) If ShowCase so elects, IntraNet Solutions shall continue to provide support and maintenance (as described in Section 4.2) and shall continue to deliver the Licensed Software (as described in Section 2.6) for so long as ShowCase continues to provide support and maintenance (including all Updates) to end user customers who have licensed the Licensed Software and/or Ported Products but in no event for more than two (2) years after the termination of this Agreement. For so long as ShowCase continues to provide such support and maintenance, but in no event for more than two (2) years after the termination of this Agreement,

          ShowCase will continue to all have rights granted hereunder that are necessary solely in order to do so, including, without limitation, the rights granted in Sections 2.7, 2.8, 2.10 and 3.2.

     (e) The internal use license granted to ShowCase in Section 2.2(a) for the Licensed Software, and the right to receive Updates for such Licensed Software hereunder, shall continue in perpetuity provided that ShowCase pays to IntraNet Solutions the then-current annual or other periodic fees for maintenance and support of such Licensed Software, starting as of the termination date of the "wind-down" period described in paragraph (b) above.

     (f) At dates mutually agreed to by the parties, IntraNet Solutions shall offer to ShowCase customers of the Licensed Software and/or the Ported Products the option to convert to IntraNet Solutions then-currently available versions of the Licensed Software on any hardware platform in return for the customer's payment of the then-current maintenance fee for the applicable replacement software.

     (g) All materials, licenses, software, information, Confidential Information and other property provided by either party as part of this Agreement, shall immediately be returned to the other party; provided, however, that each party shall continue to have the right to use all such Confidential Information and property of the other during the "wind-down" period described above.

     10.4 Bankruptcy. THE PARTIES INTEND FOR THIS AGREEMENT AND THE LICENSES GRANTED HEREIN TO COME WITHIN SECTION 365(n) OF THE U.S. BANKRUPTCY CODE AND, NOTWITHSTANDING THE BANKRUPTCY OR INSOLVENCY OF INTRANET SOLUTIONS, THIS AGREEMENT AND THE LICENSES GRANTED HEREIN SHALL REMAIN IN FULL FORCE AND EFFECT SO LONG AS SHOWCASE IS IN MATERIAL COMPLIANCE WITH THE TERMS AND CONDITIONS HEREOF.

     10.5 Survival. Upon termination of this Agreement for any reason, the following provisions of this Agreement shall survive: 2.3, 2.4. 2.5, 5.2-5.7 (solely during the time period that ShowCase is obligated to pay any amounts due pursuant to Section 5.2, 5.3 or 5.6), 6, 7, 8, 9, 10.3, 10.5, 12 and 13.

ARTICLE 11: FORCE MAJEURE

     11.1 Definition. "Force Majeure" shall mean any event or condition beyond the reasonable control of either party which prevents, in whole or in material part, the performance by one of the parties of its obligations hereunder or which renders the performance of such obligations so difficult or costly as to make such performance commercially unreasonable. Without limiting the foregoing, the following shall constitute events or conditions of Force Majeure: acts of State or governmental action, riots, disturbance, war, strikes, lockouts, slowdowns, prolonged shortage of energy or other supplies, epidemics, fire, flood, hurricane, typhoon, earthquake, lightning and explosion, or any refusal or failure of any governmental authority to grant any export license legally required.

     11.2 Notice. Upon written notice to the other party, a party affected by an event of Force Majeure shall be suspended without any liability on its part from the performance of its obligations under this Agreement, except for the obligation to pay any amounts due and owing hereunder. Such notice shall include a description of the nature of the event of Force Majeure, and its cause and possible consequences. The party claiming Force Majeure shall also promptly notify the other party of the termination of such event.

     11.3 Suspension of Performance. During the period that the performance by one of the parties of its obligations under this Agreement has been suspended by reason of an event of Force Majeure, the other party may likewise suspend the performance of all or part of its obligations hereunder to the extent that such suspension is commercially reasonable.

ARTICLE 12: ARBITRATION

     12.1 Dispute Resolution. Except as provided in Section 12.2 below, ShowCase and IntraNet Solutions shall each use its best efforts to resolve any dispute between them promptly and amicably and without resort to any legal process, if feasible. This will include but not be limited to a meeting by executive officers of ShowCase and IntraNet Solutions to discuss and attempt in good faith to settle the dispute. The foregoing in this Section 12.1 shall be without prejudice to either party's rights, if applicable, to terminate this Agreement under Article 10 above.

     12.2 Litigation Rights Reserved. If any dispute arises with regard to the unauthorized use or infringement of Confidential Information by either party, the other party may seek any available remedy at law or in equity from a court of competent jurisdiction.

     12.3 Procedure for Arbitration. Except as provided in Section 12.2 above, any dispute, claim or controversy arising out of or in connection with this Agreement which has not been settled through negotiation shall be resolved by final and binding arbitration under the then applicable Commercial Arbitration Rules of the American Arbitration Association ("AAA"). Any such arbitration shall be conducted in Minneapolis, Minnesota, U.S.A. in the English language. An arbitration award may be enforced in any court of competent jurisdiction. Notwithstanding any contrary provision in the AAA Rules, the following additional procedures and rules shall apply to any such arbitration:

     (a) The arbitrators may not award or assess punitive damages against either party.

     (b) Each party shall bear its own costs and expenses of the arbitration and one-half (1/2) of the fees and costs of the arbitrators, subject to the power of the arbitrators, in their sole discretion, to award all such reasonable costs, expenses and fees to the prevailing party.

ARTICLE 13: MISCELLANEOUS

     13.1 Relationship. This Agreement does not make either party the employee, agent or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. Each party is acting as an independent contractor. 13.2 Assignment. Neither party shall have the right to assign or otherwise transfer its rights and obligations under this Agreement except with the prior written consent of the other party; provided, however, either party may assign any or all of its rights and obligations hereunder to any of its subsidiaries, or a successor in interest by merger, by operation of law, assignment, or otherwise, or one who purchases or obtains all or substantially all of the business of such party.

     13.3 Notices. Notices permitted or required to be given hereunder shall be deemed sufficient if given by registered or certified mail, postage prepaid, return receipt requested, by private courier service, or by facsimile addressed to the respective addresses of the parties as first above written or at such other addresses as the respective parties may designate by like notice from time to time. Notices so given shall be effective upon (a) receipt by the party to which notice is given, or (b) on the fifth (5th) day following domestic mailing or the tenth (l0th) day following international mailing, as may be the case, whichever occurs first.

     13.4 Publicity. This Agreement is confidential, and no party shall issue press releases or engage in other types of publicity of any nature (including discussions at computer professionals' meetings and seminars) dealing with the commercial or legal details of this Agreement without the other party's prior written approval, which approval shall not be unreasonably withheld. However, approval of such disclosure shall be deemed to be given to the extent such disclosure is required to comply with governmental rules, regulations or other governmental requirements. In such event, the publishing party shall furnish a copy of such disclosure to the other party.

     13.5 Entire Agreement. This Agreement, including the Attachments hereto which are incorporated herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all proposals, oral or written, and all negotiations, conversations, discussions, previous distribution or value added reseller agreements heretofore between the parties, including the letter containing the potential terms of an agreement between the parties dated November 15, 1999.

     13.6 Amendment. This Agreement may not be modified, amended, rescinded, canceled or waived, in whole or in part, except by written amendment signed by both parties hereto.

     13.7 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of Minnesota, excluding its choice of law rules.

     13.8 Severability. If any provision of this Agreement is found unenforceable under any the laws or regulations applicable thereto, such provision terms shall be deemed stricken from this Agreement, but such invalidity or unenforceability shall not invalidate any of the other provisions of this Agreement.

     13.9 Counterparts. This Agreement may be executed in two or more counterparts in the English language, and each such counterpart shall be deemed an original hereof.

     13.10 Waiver. No failure by either party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.

     13.11 Parties Bound. This Agreement shall be binding on ShowCase and IntraNet Solutions and their assignee and all successors in interest.

     13.12 No Solicitation or Hire. During the term of this Agreement and for one (1) year thereafter, neither party will directly or indirectly solicit or hire an employee or contractor of the other party, without the prior written consent of the other party.

            [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives below.


ShowCase Corporation                    IntraNet Solutions, Inc.


By                                      By
     ------------------------------          -------------------------------
Name                                    Name
     ------------------------------          -------------------------------
Title                                   Title
     ------------------------------          -------------------------------

                                    EXHIBIT A
                                    ROYALTIES

     1. Distribution Royalties. ShowCase will pay to IntraNet Solutions the following royalties on copies of the Licensed Software and Ported Products distributed by ShowCase and Subdistributors to end users as follows:

     The applicable percentage listed in the table below X the greater of ###

For the avoidance of doubt, the internal use licenses granted to ShowCase and its Affiliates in Section 2.2 is royalty-free, and the internal use licenses granted to ShowCase, its Affiliates and Subdistributors for marketing, promotion, support and maintenance in Section 2.1 is royalty-free. Further, ShowCase shall be obligated to pay any royalties due under Section 5.2 only if the Royalty Credit is not then-currently exhausted.

     A. CUEP Definition. The CUEP is defined as the current average end user price charged to end user customers who license the applicable Licensed Product directly or indirectly (through sales representatives, agents, resellers or the like) from IntraNet Solutions. Through the calendar quarter ending June 30, 2000, the CUEP prices for royalty calculation purposes under this Agreement shall be as follows:

          XCS/XRS/XCP restricted (i.e., restrictions on functionality) bundle solely for business intelligence and reporting content - ###
                                       ###
                                       ###
                                       ###

For calendar quarters beginning July 1, 2000, the CEUP shall be determined by mutual agreement of ShowCase and IntraNet Solutions, or if no such agreement is reached, using the CUEP actually charged end users for the prior six (6) month period. IntraNet Solutions and ShowCase shall agree on the CUEP for each calendar quarter ending after June 30, 2000, or if the parties cannot reach agreement, then the CUEP will be determined based on a review of the end user prices actually charged in those agreements pursuant to which end users have licensed the Licensed Products during the preceding calendar quarter.

     B. Applicable Royalty Percentages. The following royalty percentages will apply:

----------
### Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

-------------------------------------------------------------------------------
               Products                    AS400       Licensed Software
                                          Version**    (NT/UNIX Version)
-------------------------------------------------------------------------------
XCS, XRS and XCP for Enterprise             ###              ###*
Reporting only+
-------------------------------------------------------------------------------
XCS and XCP when sold for Content           ###              ###*
Management
-------------------------------------------------------------------------------
Incremental Royalty if on-site sales        ###               ###
support required of IntraNet Solutions
(as requested by ShowCase in writing)
-------------------------------------------------------------------------------

* These royalty rates assume that the Licensed Software will be integrated with ShowCase Products as part of an Integrated Package. These royalty rates ### for the Licensed Software sold by ShowCase or its Subdistributors to end-user customers who do not use the Licensed Software to import information from an AS400 system and/or where the AS400 system does not include ShowCase Products for which the end-user customer has paid at least ###.

** If an end user customer has previously licensed the Licensed Software, then ShowCase shall only be required to pay ### of the amounts of the royalty percentages listed in the table above for the Ported Products (###).

+ If an End-User licenses a version of the XCP and/or the XRS that is not an AS400 Version (i.e., a version of XCP and/or XRS for a platform other than the AS400) for use in conjunction with an AS400 Version of XCS, then the ### royalty rate shall apply for the version of XCP and/or XRS licensed to such End-User.

2. Third Party Software Royalties.

The following royalties are payable by ShowCase to IntraNet Solutions on each copy of Third Party Software licensed and obtained from IntraNet Solutions and distributed as part of the Licensed Software or Ported Products:

A.   Verity
     ###

B.   Adobe

----------
### Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     - distiller = ###
     - docserver  = ###

C.   Computerstream

     - Watermark = ###

----------
### Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.